SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. |_|)

Filed by the registrant  |X|
Filed by a party other than the registrant  |_|
Check the appropriate box:
|_|  Preliminary proxy statement                  |_|  Confidential, for use of
|X|  Definitive proxy statement                        the Commission only (as
                                                       permitted by Rule
                                                       14a-6 (C)(2))
|_|  Definitive additional materials
|_|  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                 Presstek, Inc.
                (Name of Registrant as Specified in Its Charter)

                      Board of Directors of Presstek, Inc.
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

|X|  No fee required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1)  Title of each class of securities to which transaction applies:

     --------------------------------------------------------------------------

          (2)  Aggregate number of securities to which transaction applies:

     --------------------------------------------------------------------------

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

     --------------------------------------------------------------------------

          (4)  Proposed maximum aggregate value of transaction:

     --------------------------------------------------------------------------

          (5)  Total fee paid:

     |_|  Fee paid previously with preliminary materials.

     --------------------------------------------------------------------------

     |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          (1)  Amount previously paid:

     --------------------------------------------------------------------------

          (2)  Form, Schedule or Registration Statement no.:

     --------------------------------------------------------------------------

          (3)  Filing Party:

     --------------------------------------------------------------------------

          (4)  Date Filed:

     --------------------------------------------------------------------------

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                                 PRESSTEK, INC.
                              8-9 Commercial Street
                           Hudson, New Hampshire 03051


                                             April 23, 1998


Dear Fellow Stockholders:

     You are cordially invited to attend our Annual Meeting of Stockholders which will be held on Thursday, May 28, 1998 at 4:00 P.M. in Ballrooms III and IV at the Crowne Plaza Manhattan, 1605 Broadway, New York, New York 10019.

     The Notice of Annual Meeting and Proxy Statement which follow describe the business to be conducted at the meeting.

     Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, I urge you to complete, sign, date and return your proxy card in the envelope provided. If the address on the accompanying material is incorrect, please inform our Transfer Agent, Continental Stock Transfer & Trust Company, in writing, at 2 Broadway, New York, New York 10004.

     Your vote is very important, and we will appreciate a prompt return of your signed proxy card. We hope to see you at the meeting.

                                             Cordially,

                                             Robert Howard
                                             Chairman of the Board

                                 PRESSTEK, INC.
                              8-9 Commercial Street
                           Hudson, New Hampshire 03051

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 28, 1998

                                   ----------


To the Stockholders of PRESSTEK, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Presstek, Inc. (the "Company") will be held on Thursday, May 28, 1998, at 4:00 P.M. in Ballrooms III and IV at the Crowne Plaza Manhattan, 1605 Broadway, New York, New York 10019, for the following purposes:

          1. To elect eight (8) directors to hold office until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;

          2. To approve the Company's 1998 Stock Incentive Plan; and

          3. To transact such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or adjournments thereof.

     Only stockholders of record at the close of business on April 9, 1998 are entitled to notice of and to vote at the Annual Meeting of Stockholders or any adjournments thereof.

                                             By Order of the Board of Directors,

                                             Robert Howard
                                             Chairman of the Board

April  23, 1998

--------------------------------------------------------------------------------
IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING:

PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.
--------------------------------------------------------------------------------

                                 PROXY STATEMENT

                                 PRESSTEK, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 28, 1998


     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of PRESSTEK, INC. (the "Company") for use at the Annual Meeting of Stockholders to be held on May 28, 1998 (the "Annual Meeting"), including any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

     Management intends to mail this proxy statement and the accompanying form of proxy to stockholders on or about April 24, 1998.

     Proxies in the accompanying form, duly executed and returned to the management of the Company and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person.

     The address and telephone number of the principal executive offices of the Company are:

                    8-9 Commercial Street
                    Hudson, New Hampshire 03051
                    Telephone No.: (603) 595-7000


                       OUTSTANDING STOCK AND VOTING RIGHTS

     Only stockholders of record at the close of business on April 9, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 31,990,714 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), the Company's only class of voting securities. Each share entitles the holder to one vote on each matter submitted to a vote at the Annual Meeting.

Voting Procedures

     The directors will be elected by the affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting, provided a quorum is present. A quorum is present if, as of the Record Date, the holders of at least a majority of the outstanding shares of Common Stock are present in person or represented by proxy at the Annual Meeting. All other matters at the meeting will be decided by the affirmative vote of the holders of a majority of the shares of Common Stock cast with respect thereto, provided a quorum is present. Votes will be counted and certified by one or more Inspector(s) of Election who are expected to be employees of Continental Stock Transfer & Trust Company, the Company's transfer agent. In accordance with Delaware law, abstentions and "broker non-votes" (i.e. proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. For purposes of determining approval of a matter presented at the Annual Meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote "against" a matter presented at the meeting. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated and will, therefore, have no legal effect on the vote on that particular matter.

     The enclosed proxies will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies which are executed but which do not contain specific instructions will be voted in favor of the proposals contained herein. Proxies may be revoked as noted above.


                              ELECTION OF DIRECTORS

     At this year's Annual Meeting of Stockholders, eight (8) directors will be elected to hold office for a term expiring at the Annual Meeting of Stockholders to be held in 1999. Each director will be elected to serve until a successor is elected and qualified or until the director's earlier resignation or removal.

     At this year's Annual Meeting of Stockholders, the proxies granted by stockholders will be voted individually for the election, as directors of the Company, of the persons listed below, unless a proxy specifies that it is not to be voted in favor of a nominee for director. In the event any of the nominees listed below shall be unable to serve, it is intended that the proxy will be voted for such other nominees as are designated by the Board of Directors. Each of the persons named below has indicated to the Board of Directors of the Company that he will be available to serve.

    Name                          Age      Position
    ----                          ---      --------

Robert Howard                     74       Chairman of the Board and Director

Richard A. Williams               63       Chief Executive Officer,
                                           Secretary, Vice Chairman of the
                                           Board and Director

Robert E. Verrando                64       President, Chief Operating
                                           Officer and Director

Dr. Lawrence Howard               45       Director

Bert DePamphilis                  65       Director

John W. Dreyer                    60       Director

John B. Evans                     60       Director

Harold N. Sparks                  76       Director

     Robert Howard, a founder of the Company, has been Chairman of the Board of Directors since June 1988 and a director of the Company since September 1987. He served as President and Treasurer of the Company from October 1987 to June 1988. Mr. Howard, the founder of Howtek, Inc. ("Howtek"), a publicly-held company engaged in the manufacture of electronic prepress equipment, has served as Chairman of the Board of Howtek since August 1984. Mr. Howard served as the President of Howtek from August 1984 through November 1987 and as its Chief Executive Officer from August 1984 to December 1993. Mr. Howard, the inventor of the first impact dot matrix printer, was the founder of Centronics Data Computer Corporation ("Centronics"), a manufacturer of printers. Mr. Howard served as President and Chairman of the Board of Directors of Centronics from 1969 to April 1980, resigning from the Board of Directors of Centronics in 1983. From April 1980 until 1983, Mr. Howard was principally engaged in the management of his investments. In February 1994, Mr. Howard entered into a settlement agreement in the form of a consent decree with the Securities and Exchange Commission (the "Commission") in connection with the Commission's investigation covering trading in the common stock of Howtek by an acquaintance of Mr. Howard and a business associate of such acquaintance. Mr. Howard, without admitting or denying the Commission's allegations of securities laws violations, agreed to pay a civil penalty and to the entry of a permanent injunction against future violations of Section 10(b) and Rule 10b-5 of the Securities Exchange Act of 1934 ("Exchange Act"). In addition, in December 1997, in connection with the Commission's investigation covering trading in the securities of the Company (the "SEC Investigation"), Mr. Howard, without admitting or denying the Commission's allegations of securities laws violations, agreed to pay a civil penalty of $2,700,000 and to the entry of a final judgment enjoining him from future violations of Sections 10(b) and 13(a) and Rules 10b-5, 12b-20, 13a-1 and 13a-20 of the Exchange Act.

     Richard A. Williams, has been Chief Executive Officer and Vice Chairman of the Board of the Company since February 1996. He has been Secretary of the Company since June 1988 and a director of the Company since November 1987. From June 1988 to February 1996 Mr. Williams served as an Executive Vice President and Chief Operating Officer of the Company. From November 1987 to June 1988 Mr. Williams served as Vice President of the Company, and served as its Director of Operations from September 1987 through October 1987. From June 1985 to February 1987, Mr. Williams served as Vice President of Engineering for Centronics, where he was responsible for line matrix and laser printer development and introduction.

     Robert E. Verrando has been President and Chief Operating Officer of the Company since February 1996 and a director of the Company since November 1994. From October 1994 to February 1996 he served as an Executive Vice President of the Company. From July 1993 to October 1994, Mr. Verrando was employed as a consultant to the graphic arts industry. From October 1986 through July 1993, he was employed in a variety of executive positions with Compugraphic Corporation and Agfa Compugraphic/Agfa Division, Miles, Inc., most recently as Vice President and General Manager, Business Imaging Systems Group. From April 1981 to September 1986 he was employed as Vice President - Business Development of A.B. Dick Company. In December 1997, in connection with the SEC Investigation, Mr. Verrando, without admitting or denying the Commission's allegations of securities laws violations, agreed to pay a civil penalty of $200,000 and to the entry of a final judgment enjoining him from future violations of Sections 10(b) and 13(a) and Rules 10b- 5, 12b-20, 13a-1 and 13a-20 of the Exchange Act.

     Dr. Lawrence Howard, a founder of the Company, has been a director of the Company since November 1987 and served as Vice Chairman of the Board from November 1992 to February 1996. He served as Chief Executive Officer and Treasurer of the Company from June 1988 to June 1993; served as President from June 1988 to November 1992; and was Vice President from October 1987 to June 1988. From March 1997 to the present, Dr. Howard has been a general partner of Hudson Partners, L.P., a limited partnership that is qualified as a small business investment company. From July 1995 to March 1997, Dr. Howard was President of Howard Capital Partners, Inc., an investment banking firm. From July 1994 to July 1995 Dr. Howard was Senior Managing Director of Whale Securities Co. L.P., an NASD registered broker-dealer.

From October 1992 through June 1994 Dr. Howard was President and Chief Executive Officer of LH Resources, Inc., a management and financial consulting firm. Dr. Howard is a director of Resurgence Properties, Inc., a public company engaged in investments in and management of real estate. Dr. Howard is the son of Robert Howard.

     Bert DePamphilis has been a director of the Company since June 1990. Mr. DePamphilis has been an independent consultant in the graphic arts industry since May 1995. From September 1994 through April 1995 he was a consultant to Applied Graphics Technology ("AGT"), the world's largest prepress service. Mr. DePamphilis was the founder of, and from 1976 through August 1994, served as a principal of PDR Royal, Inc., a color prepress service for advertising agencies and Fortune 100 companies that ceased independent operations when it became a division of AGT in September 1994.

     John W. Dreyer has been a director of the Company since February 1996. Mr. Dreyer has been employed by Pitman Company ("Pitman"), the largest graphic arts and image supplier in the United States, since 1965. He has served as Pitman's President since 1977 and has also served as its Chief Executive Officer since 1978.

     John B. Evans has been a director of the Company since December 1997. From August 1995 to the present, Mr. Evans has been President and Chief Executive Officer of R.E.M. Productions, Inc., a media consulting firm. From March 1992 to August 1995, Mr. Evans served as President and Chief Executive Officer of News Electronic Data, Inc., a subsidiary of News Corporation.

     Harold N. Sparks has been a director of the Company since February 1989. From 1971 to September 1995, Mr. Sparks was the President and Chief Executive Officer of Fashion Neckwear Co., Inc., a manufacturer of men's neckties. Mr. Sparks has acted as a consultant to Fashion Neckwear Co., Inc. since September 1995.

     Directors are elected annually by the stockholders. During the fiscal year ended January 3, 1998, the Board of Directors held four meetings which were attended by all of the directors eligible to attend except for Mr. Sparks who was unable to attend one meeting. In addition, the Board took other action by unanimous written consents in lieu of a meeting. During the fiscal year ended January 3, 1998, the Company did not have standing nominating or compensation committees of the Board of Directors or committees performing similar functions. The Company has recently appointed a compensation committee of the Board. The Company has an audit committee which supervises the audit and financial procedures of the Company. The audit committee is currently comprised of Messrs. DePamphilis and Verrando and Dr. Howard. The audit committee of the Board of Directors held one meeting during the fiscal year ended January 3, 1998.

                               EXECUTIVE OFFICERS

     In addition to Richard A. Williams and Robert E. Verrando, the Company's executive officers are Glenn J. DiBenedetto and Richard Loring. Officers are elected annually by the Board of Directors and serve at the discretion of the Board.

     Glenn J. DiBenedetto, 48, has served as Chief Financial Officer of the Company since November 1990. Mr. DiBenedetto has been a principal with the firm of DiBenedetto & Company, P.A., certified public accountants, since July 1989. From 1984 to July 1989, Mr. DiBenedetto was a principal with the firm of Newton & DiBenedetto, P.A., certified public accountants. Under his arrangement with the Company, Mr. DiBenedetto engages in other activities and is not required to devote his full business time to the affairs of the Company.

     Richard Loring, 59, was elected as an Executive Vice President of the Company in April 1997. From February 1996 until his appointment as an Executive Vice President, he served as a consultant to the Company. For more than fifteen years prior thereto, Mr. Loring served as Corporate Senior Manager of Polaroid Corp.

Compliance with Section 16(a) of the Exchange Act.

     Based solely upon the Forms 3, 4 and 5 provided to it, the Company believes that all of its officers, directors and other reporting persons timely filed all reports required to be filed except that Mr. John Evans, who timely filed a Form 3 upon being appointed to the Company's Board of Directors in October 1997, filed an amended Form 3 to reflect his ownership of certain shares that were inadvertently not reported on his initial Form 3.


Legal Proceedings

     As previously disclosed, during 1996 and 1997, seven federal class action lawsuits were filed against the Company and others, all of which have been consolidated before the United States District Court, District of New Hampshire, under the common caption Bill Berke, et al. v. Presstek, Inc., et al. The plaintiffs have jointly filed and served a Second Consolidated Amended Class Action Complaint naming the Company, certain of its present or former officers and directors (the "Berke Officer and Director Defendants"), and other parties as defendants. The plaintiffs allege, among other things, that the Company and/or the Berke Officer and Director Defendants violated Section 10(b) ("Sect. 10(b)") of the Exchange Act and Rule 10b-5 ("Rule 10b-5") promulgated thereunder, and violated New Hampshire Law; and that the Berke Officer and Director Defendants violated Section 20(a) ("Sect. 20(a)") of the Exchange Act. The Complaint alleges, among other things, that the Company and/or the Berke Officer and

Director Defendants issued false and misleading reports, failed to disclose material facts including a misstatement of earnings in the Company's financial statements for the first quarter ending March 30, 1996, misstated or failed to fully disclose the Company's supply contracts with, payments received from, sales made by, backlog or orders received from, and delays in production by the Company's principal customer, and alleged circulation of, and failed to correct certain analyst research reports concerning the Company that contained alleged misrepresentations including allegedly inflated financial projections.
Certain of the Berke Officer and Director Defendants are alleged to have sold the Company's Common Stock at artificially inflated prices while in possession of material non-public information concerning the Company. The plaintiffs seek unspecified compensatory and punitive damages, attorney and expert fees and other costs and expenses incurred by the plaintiffs in connection with the action.

     As previously disclosed, on July 16, 1996, Richard Strauss commenced a derivative suit on behalf of the Company in the Court of Chancery of the State of Delaware, New Castle County, against certain officers and directors of the Company (the "Strauss Officer and Director Defendants"). The plaintiff alleges that the Strauss Officer and Director Defendants breached their fiduciary duties to the Company and its public stockholders and wasted corporate assets, by making allegedly false and misleading statements of fact or concealing material facts concerning the viability of the Company's "key" patent and its proprietary interest in its PEARL(R) technology, causing the Company to fail to properly disclose the scope of the SEC Investigation, and causing the Company to misstate its financial results for the first quarter of 1996. The plaintiff also alleges that certain of the Strauss Officer and Director Defendants sold securities of the Company at inflated prices while they were in possession of material non-public information concerning the Company. The plaintiff alleges that the actions of the Strauss Officer and Director Defendants resulted in breaches of Sect. 10(b) and Rule 10b-5 which resulted in other lawsuits being commenced against the Company which will require the Company to expend resources to defend. The plaintiff seeks to recover, on behalf of the Company, unspecified damages allegedly sustained by the Company as a result of the defendants' alleged breaches of fiduciary duty, disgorgement of any profits derived from their sale of the Company's Common Stock, as well as other relief. This action had been stayed pending the outcome of the Berke action.

     As previously disclosed, on March 14, 1997, James P. Cassidy commenced a derivative suit on behalf of the Company in the United States District Court for the District of New Hampshire against certain of the Company's officers and directors (the "Cassidy Officer and Director Defendants"), and the Company's independent auditor. The plaintiff alleges that the Cassidy Officer and Director Defendants breached their fiduciary duty to the Company and its public stockholders and wasted corporate assets by making false and misleading statements of fact or concealing material facts concerning the scope and viability of the Company's "key" patents and its proprietary interest in its PEARL(R) technology, and causing the Company to issue false and misleading reports or failure to disclose material facts including a misstatement of earnings in the Company's financial statements for the year ending December 30, 1995, and for the first quarter ending March 30, 1996. The plaintiff also alleges that certain of the Cassidy Officer and Director Defendants sold securities of the Company at inflated prices while they were in possession of material non-public information concerning the Company. The plaintiff also alleges that the actions of the Cassidy Officer and Director Defendants resulted in breaches of Sect. 10(b) and Rule 10b-5 which resulted in other lawsuits being commenced against the Company which will require the Company to expend resources to defend, and also constituted gross negligence and breaches of their contractual obligations to the Company. The plaintiff seeks to recover on behalf of the Company unspecified damages allegedly sustained by the Company as a result of the defendants' actions as alleged, disgorgement of any profits from the sale of the Company's Common Stock, as well as other relief against the defendants. By agreement of the parties, this action has been stayed pending the outcome of certain motions made by the parties in the Berke action.

     As previously disclosed, on June 16, 1997, Seena Stevens Silverman commenced a purported class action in the United States District Court for the District of New Hampshire against the Company and certain of its present and/or former officers and directors (the "Stevens Officer and Director Defendants"), and other parties. The plaintiff purports to bring this action on behalf of a class of persons who sold put options in the Common Stock of the Company between November 7, 1995 and June 20, 1996. The complaint alleges, among other things, that the Company and/or the Stevens Officer and Director Defendants violated Sect. 10(b) and Rule 10b-5, and violated New Hampshire Law; and that the Stevens Officer and Director Defendants violated Sect. 20(a). The plaintiff alleges that the defendants defrauded the putative class members by manipulating the price and supply of the Company's Common Stock, issuing false and misleading statements regarding the nature of the Company's proprietary PEARL(R) technology, failing to disclose the true depth and target of the SEC Investigation, and making misleading statements regarding the Company's claims to its PEARL(R) technology and its contract with the Company's principal customer. The plaintiff also alleges that certain of the Stevens Officer and Director Defendants sold securities of the Company at inflated prices while they were in possession of material non-public information concerning the Company. The plaintiff seeks to recover unspecified compensatory and punitive damages on behalf of the putative class, as well other relief.

     The Company intends to vigorously defend the foregoing actions. However, the outcome of any litigation is subject to uncertainty and a successful claim against the Company in any of such actions could have a material adverse effect on the Company.

                             EXECUTIVE COMPENSATION

     The following table discloses the compensation for the person who served as the Company's principal executive officer during the fiscal year ended January 3, 1998 and for the only other executive officers of the Company whose salaries exceeded $100,000 for the Company's fiscal year ended January 3, 1998 (the "Named Executives"). The number of securities underlying options has been adjusted to give retroactive effect to the five-for-four split of the Company's Common Stock effected in the form of a 25% stock dividend in September 1994 and two-for-one Common Stock splits effected in the form of 100% stock dividends in May 1995 and July 1997, respectively.


                           Summary Compensation Table

                                                                    Long-Term
                                                    Annual        Compensation
                                                 Compensation        Awards
                                                 ------------     ------------


                                                                  Securities
Name and Principal                 Fiscal           Salary        Underlying
     Position                       Year              ($)         Options (#)
------------------                  ----             -----        -----------

Richard A. Williams                 1997*           182,000           --
Chief Executive Officer             1996            153,000         40,000
                                    1995            134,000           --



Robert E. Verrando                  1997*           200,000           --
President and Chief                 1996            179,000         40,000
Operating Officer                   1995            179,000           --


Richard Loring(1)                   1997*           172,907        100,000
Executive Vice President            1996            152,400           --
                                    1995             61,650           --

Frank Pensavecchia(2)               1997*           132,746           --
Senior Vice President -             1996            114,000         40,000
Engineering                         1995            105,000           --


----------
*    Represents the fiscal year ended January 3, 1998.

(1) Mr. Loring was appointed as an executive officer of the Company in April 1997. In addition, from February 1996 until his appointment as an executive officer in April 1997, Mr. Loring served as a consultant to the Company. The salary for Mr. Loring includes $152,400 and $61,650 paid to him during the fiscal years ended December 28, 1996 and January 3, 1998, respectively, in his capacity as a consultant to the Company.

(2) Mr. Pensavecchia resigned from his position as an officer of the Company in September 1997 but has remained as an employee of the Company. The compensation for the fiscal year ended January 3, 1998 reflects total compensation paid to Mr. Pensavecchia for all positions with the Company held by him during such fiscal year.


     The following table provides information with respect to individual stock options granted during the fiscal year ended January 3, 1998 to Richard Loring who was the only Named Executive who was granted options during such fiscal year.

                        Option Grants in Last Fiscal Year

                                                        Individual Grants
                                                        -----------------
                                                                                                       Potential Realizable
                                                    % of                                                 Value at Assumed
                                                    Total                                                Annual Rates of
                                                   Options                                                 Stock Price
                               Shares             Granted to                                             Appreciation for
                             Underlying        Employees Exercise                                         Option Term (1)
                               Options             in Fiscal        Price        Expiration         -------------------------
         Name                Granted (#)            Year (2)        ($/sh)          Date             5%($)             10%($)
         ----                -----------            --------        ------          ----            ------             ------
-------------------------------------------------------------------------------------------------------------------------------
Richard Loring                100,000 (3)         18.0              $27.2813       4/21/03         $927,825          $2,104,919
-------------------------------------------------------------------------------------------------------------------------------

----------------

(1) The potential realizable value columns of the table illustrate values that might be realized upon exercise of the options immediately prior to their expiration, assuming the Company's Common Stock appreciates at the compounded rates specified over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment or nontransferability of the options and do not make any provision for taxes associated with exercise. Because actual gains will depend upon, among other things, future performance of the Company's Common Stock, there can be no assurance that the amounts reflected in this table will be achieved.

(2) The percentage has been calculated based upon total options granted to employees in the fiscal year ending January 3, 1998 under all of the Company's stock option plans.

(3) Non-qualified stock options; all options were granted under the 1994 Stock Option Plan. One-quarter (25,000) of the options became exercisable on April 21, 1998. An additional 25,000 options become exercisable on each of April 21, 1999, 2000 and 2001, respectively.

     The following table sets forth information concerning the value of unexercised stock options held by the Named Executives as of January 3, 1998, and the options exercised by the Named Executives during the fiscal year ended January 3, 1998. The number of shares acquired on exercise and the number of securities underlying options has been adjusted to give retroactive effect to the five-for-four split of the Company's Common Stock effected in the form of a 25% stock dividend in September 1994 and two-for-one Common Stock splits effected in the form of 100% stock dividends in May 1995 and July 1997, respectively.

                                  Aggregated Option Exercises for Fiscal Year-Ended January 3, 1998
                                                  and Fiscal Year-End Option Values
------------------------------------------------------------------------------------------------------------------------------------
                                                            Number of Securities Underlying               Value of Unexercised
                                                                  Unexercised Options                     In-the-Money Options
                                                                   at January 3, 1998                     at January 3, 1998*
                                                                   ------------------                     -------------------
------------------------------------------------------------------------------------------------------------------------------------
                             Shares
                            Acquired          Value
         Name              on Exercise      Realized+       Exercisable       Unexercisable        Exercisable         Unexercisable
         ----              -----------      ---------       -----------       -------------        -----------         -------------
------------------------------------------------------------------------------------------------------------------------------------
Richard A. Williams           75,000       $2,415,938       182,500               12,500           $3,167,063           $  215,313
Robert E. Verrando              --         $     --         160,000               60,000           $2,250,000           $  915,000
Richard Loring                  --         $     --            --                100,000           $        0           $        0
Frank Pensavecchia            52,500       $1,281,000       145,000               12,500           $2,027,925           $  215,313
------------------------------------------------------------------------------------------------------------------------------------

----------------

     + Value realized represents the positive spread between the exercise price of such options and the market value of the Company's Common Stock on date of exercise.

     * Year-end values for unexercised in-the-money options represent the positive spread between the exercise price of such options and the year-end market value of the Common Stock which was $25.00.


Compensation of Directors

     Directors received no cash compensation for serving on the Board during the year ended January 3, 1998. However, during such year, the Company paid Mr. Robert Howard, the Chairman of the Board, $145,000 for consulting services rendered to the Company.

     Effective December 1993, the Company adopted its Non-Employee Director Stock Option Plan (the "Director Plan"). Only non-employee directors of the Company (other than Robert Howard or Dr. Lawrence Howard) are eligible to receive grants under the Director Plan. The Director Plan provides that eligible directors automatically receive a grant of options to purchase 5,000 shares of Common Stock at fair market value upon first becoming a director and, thereafter, an annual grant, on the first business day of January of each year, of 2,500 options at fair market value.

     Under each of the Company's 1988 Stock Option Plan ("1988 Plan"), 1991 Stock Option Plan ("1991 Plan"), 1994 Stock Option Plan ("1994 Plan") and 1997 Interim Stock Option Plan ("Interim Plan"), directors who are not employees of the Company (other than directors who are members of the Stock Option Committee of the particular plan) are eligible to be granted nonqualified options under such plan. The Board of Directors or the Stock Option Committee (the "Committee") of each plan, as the case may be, has discretion to determine the number of shares subject to each nonqualified option (subject to the number of shares available for grant under the particular plan), the exercise price thereof (provided such price is not less than the par value of the underlying shares of Common Stock), the term thereof (but not in excess of 10 years from the date of grant, subject to earlier termination in certain circumstances), and the manner in which the option becomes exercisable (amounts, intervals and other conditions). Directors who are employees of the Company (but not members of the Committee of the particular plan) are eligible to be granted incentive stock options or nonqualified options under such plans to the extent permitted by such plan. The Board or Committee of each plan, as the case may be, also has discretion to determine the number of shares subject to each incentive stock option ("ISO"), the exercise price and other terms and conditions thereof, but their discretion as to the exercise price, the term of each ISO and the number of ISOs that may vest may be in any year is limited by the Internal Revenue Code of 1986, as amended. Directors are also eligible to receive options or stock-based awards under the Company's 1998 Stock Incentive Plan. See "Proposal I."

Employment Arrangements

     The Company has an employment agreement with Mr. Richard A. Williams, which provides for an annual salary which is subject to periodic review by the Company's Board of Directors. The employment agreement expires on March 31, 1999, and contains certain non-disclosure provisions. Mr. Williams' annual salary is currently $190,000.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     During the fiscal year ended January 3, 1998, the Company did not have a Compensation Committee of its Board of Directors. Decisions as to compensation for the fiscal year ended January 3, 1998 were made by the Company's Board of Directors. Mr. Richard A. Williams, and Mr. Robert E. Verrando, in their capacity as a director, each participated in the Board's deliberations concerning compensation of executive officers for the Company's fiscal year ended January 3, 1998. During the fiscal year ended January 3, 1998, none of the executive officers of the Company has served on the Board of Directors or the compensation committee of any other entity, any of whose officers has served on the Board of Directors of the Company. The Company has recently established a Compensation Committee of the Board of Directors consisting of Messrs. Dreyer and Evans.

Report on Executive Compensation

     As noted above, during the fiscal year ended January 3, 1998, there was no Compensation Committee of the Board of Directors or other committee of the Board performing equivalent functions. Compensation of the Company's executive officers for the fiscal year ended January 3, 1998 was determined by the Board of Directors pursuant to recommendations made by Robert Howard, Chairman of the Board. There is no formal compensation policy for the Company's executive officers.

     The Board of Directors has appointed a Stock Option Committee, currently comprised of Messrs. Sparks and DePamphilis, for each of the 1991 and 1994 Plans, which has made grants under, and has administered, the 1991 and 1994 Plans.

     Total compensation for executive officers consists of a combination of salaries and stock option awards. The base salary of Richard A. Williams, the Company's Chief Executive Officer, is fixed annually by the Board of Directors pursuant to the terms of his employment agreement with the Company. Base salary of other executive officers is based on the Company's financial performance and the executive's individual performance and level of responsibility. Bonus compensation, if any, to executive officers is based generally upon the Company's financial performance and the availability of resources as well as the executive officer's individual performance and level of responsibility. Stock option awards under the Company's 1988, 1991, 1994, Interim and 1998 Stock Option Plans are intended to attract, motivate and retain senior management personnel by affording them an opportunity to receive additional compensation based upon the performance of the Company's Common Stock. No stock options were granted to the executive officers of the Company during the fiscal year ended January 3, 1998 except for six year options to purchase 100,000 shares of Common Stock at $27.28 which were granted to Richard Loring upon his becoming an officer of the Company in April 1997.

     During the fiscal year ended January 3, 1998, the Company earned approximately $14,372,000 on revenues of approximately $91,560,000, compared to earnings of approximately $7,121,000 on revenues of approximately $48,628,000 during the fiscal year ended December 28, 1996.

     Robert Howard
     Richard A. Williams
     Robert E. Verrando
     Dr. Lawrence Howard
     Bert DePamphilis
     John W. Dreyer
     John B. Evans
     Harold N. Sparks

Stock Performance Graph

     The following line graph compares, from January 1, 1993, through January 3, 1998, the cumulative total return among the Company, companies comprising the NASDAQ Market Index and a Peer Group, based on an investment of $100 on January 1, 1993, in the Company's Common Stock and the NASDAQ Market Index, and the stock of the Current Peer Group and the prior year's Peer Group assuming reinvestment of all dividends, if any, paid on such securities. The Company has not paid any cash dividends and, therefore, the cumulative total return calculation for the Company is based solely upon stock price appreciation and not upon reinvestment of cash dividends. The Current Peer Group consists of Indigo N.V., Scitex Corporation Ltd. and Xeikon N.V. which the Company believes is currently a more representative group of comparable companies in the Company's industry than the prior years's Peer Group which was based upon companies classified under the Printing Trades Machinery & Equipment Standard Industrial Classification number. Historic stock price is not necessarily indicative of future stock price performance.


======================================================================================================================
                            1/1/93        12/31/93        12/31/94          12/31/95        12/28/96        1/03/98
----------------------------------------------------------------------------------------------------------------------
Presstek                 $   100.00      $   124.44      $   280.56      $   1,050.00      $   816.67      $   555.56
Inc.
----------------------------------------------------------------------------------------------------------------------
Current
Peer Group               $   100.00      $    58.85      $    40.58      $      29.64      $    17.74      $    21.07
----------------------------------------------------------------------------------------------------------------------
Prior Peer               $   100.00      $    66.23      $    63.55      $      48.66      $    32.05      $    28.94
Group (SIC
Code
Index(1)
----------------------------------------------------------------------------------------------------------------------
NASDAQ                   $   100.00      $   119.85      $   125.94      $     163.35      $   202.99      $   248.30
Market
Index
======================================================================================================================

(1) The current composition of the Prior Peer Group (SIC Code Index) consists of Autologic Info International, Baldwin Technology, Inc., Champion Industries Inc., Check Technology Corp., Indigo, N.V., Multigraphics Inc., Nur Macroprinters Ltd., Presstek Inc., Scitex Corporation Ltd., Stevens International Class A, Stevens International Class B, Virtualfunds.com Inc. and Xeikon N.V. ADR.

                          VOTING SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of the Record Date, based on information obtained from the persons named below, with respect to the beneficial ownership of shares of Common Stock by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, (ii) each of the Named Executives, (iii) each of the Company's directors and (iv) all current executive officers and directors as a group:

                                   Amount and Nature               Percentage
     Name of                         of Beneficial               of Outstanding
Beneficial Owner                     Ownership (2)                Shares Owned
----------------                   -----------------             --------------

Robert Howard                       2,629,748(1)(3)                    8.2
Dr. Lawrence Howard                 2,624,772(1)(4)                    8.2
Richard A. Williams                      669,300(5)                    2.0
Robert E. Verrando                       160,000(6)                    (7)
Richard Loring                            25,000(8)                    (7)
Harold N. Sparks                         100,800(9)                    (7)
Bert DePamphilis                         37,100(10)                    (7)
John W. Dreyer                           50,000(11)                    (7)
John B. Evans                             4,000                        (7)
Frank Pensavecchia                      170,000(12)                    (7)
Thomas E. Oxley                   1,613,400(13)(14)                    5.0
Charles C. Killin                 1,626,400(13)(16)                    5.1

All executive officers
and directors as a
group (ten persons)                   6,314,720(17)                   19.2
----------

(1) The address of Dr. Lawrence Howard is 120 East End Avenue, New York, New York 10028. The address of Robert Howard is 303 East 57th Street, New York, New York 10022.

(2) The Company believes that except as set forth herein, all persons referred to in the table have sole voting and investment power with respect to all shares of Common Stock reflected as beneficially owned by them.

(3) Includes options to purchase 245,000 shares of Common Stock held by Mr. Howard which are currently exercisable. Also includes 24,300 shares owned by Mr. Howard's wife.

(4) Includes options to purchase 100,000 shares of Common Stock held by Dr. Howard which are currently exercisable. Also includes 35,000 shares owned by Dr. Howard's wife, 57,834 shares owned by Dr. Howard's wife as custodian for Dr.

     Howard's children and 45,000 shares owned by Dr. Howard as custodian for his children.

(5) Includes options to purchase 182,500 shares of Common Stock held by Mr. Williams which are currently exercisable. Also includes 33,500 shares held of record by Mr. Williams' wife. Does not include shares owned by Mr.
     Williams' children with respect to which Mr. Williams disclaims any beneficial interest.

(6) Represents shares issuable upon exercise of options held by Mr. Verrando which are currently exercisable.

(7)  Less than 1%.

(8) Represents shares issuable upon exercise of options held by Mr. Loring which are currently exercisable.

(9) Includes options to purchase 32,500 shares of Common Stock held by Mr. Sparks which are currently exercisable.

(10) Includes options to purchase 32,500 shares of Common Stock held by Mr. DePamphilis which are currently exercisable.

(11) Represents shares issuable upon exercise of options held by Mr. Dreyer which are currently exercisable.

(12) Includes 145,000 shares issuable upon exercise of options. Mr. Pensavecchia resigned as an officer of the Company in September 1997.

(13) The information  with respect to the securities  ownership of Messrs.Thomas
     E. Oxley and Charles C. Killin has been derived from their respective Schedules 13-D as filed with the Securities and Exchange Commission.

(14) Represents 1,501,400 shares of Common Stock held by the estate of John T. Oxley, of which Mr. Oxley is a co-executor; and 112,000 shares of Common Stock held of record by Boca Polo, Inc. Mr. Oxley is a director and owner of 50% of the outstanding shares of Boca Polo, Inc. The address of Mr. Thomas E. Oxley is One West 3rd Street, Williams Center Tower I, Suite 1305, Tulsa, OK 74103.

(15) Represents 1,501,400 shares of Common Stock held by Mr. Killin as a co-executor of the estate of John T. Oxley; 87,000 shares of Common Stock held by Mr. Killin as the trustee of the Mary Jane Tritsch Trust dated September 3, 1952; and 38,000 shares of Common Stock held by Mr. Killin as the trustee of the Thomas E. Oxley Trust dated September 3, 1952. The address for Mr. Killin is 15 East 5th Street, Suite 2400, Tulsa, OK 74103.

(16) Includes options to purchase 245,000, 100,000, 182,500, 160,000, 25,000,
     32,500, 32,500, 50,000, 7,500 and 14,000 shares held by Robert Howard, Dr.
     Lawrence Howard, Richard A. Williams, Robert E. Verrando, Richard Loring, Harold Sparks, Bert DePamphilis, John W. Dreyer, John B. Evans and Glenn J. DiBenedetto, respectively, which are currently exercisable. Does not include options to purchase 12,500, 60,000, 75,000, 2,500, 2,500, 2,500 and
     7,500 shares of Common Stock held by Richard A. Williams, Robert E. Verrando, Richard Loring, Harold Sparks, Bert DePamphilis, John W. Dreyer, and John B. Evans, respectively, none of which are exercisable within 60 days from the Record Date.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company paid Mr. Robert Howard, its Chairman of the Board, $145,000 for consulting services provided to the Company during the fiscal year ended January 3, 1998. In addition, the Company paid Mr. Howard $36,000 as a tenant-at-will sublessee of certain offices from Mr. Howard.

     During the fiscal year ended January 3, 1998, the Company recorded sales of equipment and consumables to Pitman of $7,579,000, and had accounts receivable from Pitman of $1,460,000 at January 3, 1998. John W. Dreyer, who has been a director of the Company since February 1996, is Pitman's President and Chief Executive Officer.

     During the fiscal year ended January 3, 1998, the Company agreed to make a loan to Robert E. Verrando, the President and Chief Operating Officer of the Company, in the amount of $200,000. The loan, which was made subsequent to the end of such fiscal year, bears interest at 8% per annum.

     During the fiscal year ended January 3, 1998, the Company paid DiBenedetto & Company, P.A. $111,693 for services it rendered to the Company during such fiscal year. Mr Glenn DeBenedetto, the Company's Chief Financial Officer, is a principal of DeBenedetto & Company, P.A.


                                   PROPOSAL I

                      APPROVAL OF 1998 STOCK INCENTIVE PLAN

     At the Annual Meeting, the Company's stockholders will be asked to approve the adoption of the Company's 1998 Stock Incentive Plan (the "1998 Plan").

     On April 6, 1998, the Board of Directors adopted, subject to stockholder approval, the 1998 Plan. The Board believes that, to enable the Company to continue to attract and retain personnel of the highest caliber, provide incentive for officers, directors, employees and other key persons and to promote the well-being of the Company, it is in the best interest of the Company and its stockholders to provide to officers, directors, employees, consultants and other independent contractors who perform services for the Company, through the granting of stock options, restricted stock, deferred stock or other stock awards, the opportunity to participate in the value and/or appreciation in value of the Company's Common Stock. The Board has found that the grant of options under the existing stock option plans and the grant of stock-based awards under its 1988 Stock Plan, has proven to be a valuable tool in attracting and retaining key employees. Accordingly, the Board believes that the 1998 Plan, which provides the Board greater flexibility in the type of awards that may be granted, (a) will provide the Company with significant means to attract and retain talented personnel, (b) will result in saving cash, which otherwise would be required to maintain current employees and adequately attract and reward personnel and others who perform services for the Company, and (c) consequently, will prove beneficial to the Company's ability to be competitive. There are only a nominal amount of options available for future grant under the Company's existing stock option plans. the last sale price of the Common Stock on April 22, 1998 was $16.3125.

     To date, no options or stock awards have been granted under the 1998 Plan. If the 1998 Plan is approved by the stockholders, options or stock awards may be granted under the 1998 Plan, the timing, amounts and specific terms of which cannot be determined at this time.

     The following summary of the 1998 Plan does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the 1998 Plan, set forth as Exhibit "A" hereto.

Summary of the 1998 Plan

     The 1998 Plan provides for the grant of any or all of the following types of awards (collectively, "Awards"): (1) stock options, (ii) restricted stock,
(iii) deferred stock and (iv) other stock-based awards. Awards may be granted singly, in combination, or in tandem, as determined by the administrators of the 1998 Plan. A total of 3,000,000 shares of Common Stock, subject to anti-dilution adjustment as provided in the 1998 Plan, have been reserved for distribution pursuant to the 1998 Plan. The maximum number of shares of Common Stock that may be issued upon the grant of an Award to each of the Company's Chief Executive Officer and the four other highest compensated executive officers who are employed by the Company on the last day of any taxable year cannot exceed 500,000 shares during the term of the 1998 Plan.

     The 1998 Plan can be administered by the Board of Directors (the "Board") or a Compensation Committee (the "Committee") consisting of two or more non-employee members of the Board of Directors appointed by the Board. The Board or the Committee will determine, among other things, the persons to whom Awards will be granted, the type of Awards to be granted, the number of shares subject to each Award and the share price. The Board or the Committee will also determine the term of each Award, the restrictions or limitations thereon, and the manner in which each such Award may be exercised or, if applicable, the extent and circumstances under which common stock [and other amounts payable with respect to an Award will be deferred. Unless sooner terminated, the 1998 Plan will expire at the close of business on April 5, 2008.


Stock Options. The 1998 Plan provides for the grant of "incentive stock options" ("Incentive Stock Options"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for options not qualifying as Incentive Stock Options ("Non-Qualified Stock Options"). The Board or the Committee, as the case may be, shall determine those persons to whom stock options may be granted.

     Incentive Stock Options granted pursuant to the 1998 Plan are nontransferable by the optionee during his lifetime. Options granted pursuant to the 1998 Plan will expire if not exercised within 10 years of the grant (five years in the case of Incentive Stock Options granted to an eligible employee owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a parent or subsidiary of the Company immediately before the grant ("10% Stockholder")), and under certain circumstances set forth in the 1998 Plan, may be exercised within thirty (30) days following termination of employment (one year in the event of death, retirement or disability of the optionee). Options may be granted to optionees in such amounts and at such prices as may be determined, from time to time, by the Board or the Committee. The exercise price of an Incentive or Non-Qualified Stock Option will not be less than the fair market value of the shares underlying the option on the date the option is granted, provided, however, that the exercise price of an Incentive Stock Option granted to a 10% Stockholder may not be less than 110% of such fair market value.

     Under the 1998 Plan, the Company may not, in the aggregate, grant Incentive Stock Options that are first exercisable by any optionee during any calendar year (under all such plans of the optionee's employer corporation and its "parent" and "subsidiary" corporations, as those terms are defined in Section 424 of the Code) to the extent that the aggregate fair market value of the underlying stock (determined at the time the option is granted) exceeds $100,000.

     The 1998 Plan contains anti-dilution provisions authorizing appropriate adjustments in certain circumstances. Shares of Common Stock subject to Awards which expire without being exercised or which are cancelled as a result of the cessation of employment are available for further grants. No shares of Common Stock of the Company may be issued upon the exercise of any option granted under the 1998 Plan until the full option price has been paid by the optionee. The Board of Directors or the Committee may grant individual options under the 1998 Plan with more stringent provisions than those specified in the 1998 Plan.

     Options become exercisable in such amounts, at such intervals and upon such terms and conditions as the Board of Directors or the Committee provide. Stock options granted under the 1998 Plan are exercisable until the earlier of (i) a date set by the Board of Directors or Committee at the time of grant or (ii) the close of business on the day before the tenth anniversary of the stock option's date of grant (the day before the fifth anniversary in the case of an Incentive Stock Option granted to a 10% Stockholder). The 1998 Plan will remain in effect until all stock options are exercised or terminated. Notwithstanding the foregoing, no options may be granted after April 5, 2008.

     Restricted and Deferred Stock Awards. Under the 1998 Plan the Board or the Committee may grant shares of restricted Common Stock either alone or in tandem with other Awards. Restricted and Deferred Stock awards give the recipient the right to receive a specified number of shares of Common Stock, subject to such terms, conditions and restrictions as the Board or the Committee deem appropriate. Restrictions may include limitations on the right to transfer the stock until the expiration of a specified period of time and forfeiture of the stock upon the occurrence of certain events such as the termination of employment prior to expiration of a specified period of time. In addition, a participant in the 1998 Plan who has received a Deferred Stock Award may request, under certain conditions, the Board or the Committee to defer the receipt of an award (or an installment of an award) for an additional specified period or until the occurrence of a specified event.

Other Stock Based Awards. Other Stock-Based Awards, which may include performance shares and shares valued by reference to the performance of the Company or any parent or subsidiary of the Company, may be granted either alone or in tandem with other Awards.

Certain Federal Income Tax Consequences of the 1998 Plan

     The following is a brief summary of the Federal income tax aspects of Awards made under the 1998 Plan based upon statutes, regulations and interpretations in effect on the date hereof. This summary is not intended to be exhaustive, and does not describe state or local tax consequences.

     1. Incentive Stock Options. The optionee will recognize no taxable income upon the grant or exercise of an Incentive Stock Option. Upon a disposition of the shares after the later of two years from the date of grant and one year after the transfer of the shares to the optionee, (i) the optionee will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss (as the case may be) if the shares are capital assets in his or her hands; and (ii) the Company will not qualify for any deduction in connection with the grant or exercise of the options. The excess, if any, of the fair market value of the shares on the date of exercise of an Incentive Stock Option over the exercise price will be treated as an item of adjustment for his or her taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the optionee. In the case of a disposition of shares in the same taxable year as the exercise where the amount realized on the disposition is less than the fair market value of the shares on the date of exercise, there will be no adjustment since the amount treated as an item of adjustment, for alternative minimum tax purposes, is limited to the excess of the amount realized on such disposition over the exercise price which is the same amount included in regular taxable income.

     If Common Stock acquired upon the exercise of an Incentive Stock Option is disposed of prior to the expiration of the holding periods described above, (i) the optionee will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition of the shares, over the exercise price paid for such shares; and
(ii) the Company will qualify for a deduction equal to any such amount recognized, subject to the requirements that the compensation be reasonable and not limited under Section 162(m) of the Code. The optionee will recognize the excess, if any, of the amount realized over the fair market value of the shares on the date of exercise, if the shares are capital assets in his or her hands, as short-term or long-term capital gain, depending on the length of time that the optionee held the shares, and the Company will not qualify for a deduction with respect to such excess.

     Subject to certain exceptions for disability or death, if an Incentive Stock Option is exercised more than three months following the termination of the optionee's employment, the option will generally be taxed as a Non-Qualified Stock Option. See "Non-Qualified Stock Options."

     2. Non-Qualified Stock Options. With respect to Non--Qualified Stock Options, (i) upon grant of the option, the optionee will recognize no income;
(ii) upon exercise of the option (if the shares are not subject to a substantial risk of forfeiture), the optionee will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and the Company will qualify for a deduction in the same amount, subject to the requirements that the compensation be reasonable and not limited under Section 162(m) of the Code;
(iii) the Company will be required to comply with applicable Federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the optionee; and (iv) on a sale of the shares, the optionee will recognize gain or loss equal to the difference, if any, between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. Such gain or loss will be treated as short-term or long-term capital gain or loss if the shares are capital assets in the optionee's hands depending upon the length of time that the optionee held the shares.

     3. Stock Awards. Unless a participant otherwise elects to be taxed upon receipt of shares of restricted or deferred stock under the 1998 Plan, the participant must include in his or her taxable income the difference between the fair market value of the shares and the amount paid, if any, for the shares, as of the first date the participant's interest in the shares is no longer subject to a substantial risk of forfeiture or such shares become transferrable. A participant's rights in stock awarded under the 1998 Plan are subject to a substantial risk of forfeiture if the rights to full enjoyment of the shares are conditioned, directly or indirectly, upon the future performance of substantial services by the participant. Where shares of stock received under the 1998 Plan are subject to a substantial risk of forfeiture, the participant can elect to report the difference between the fair market value of the shares on the date of receipt and the amount paid, if any, for the stock as ordinary income in the year of receipt. To be effective, the election must be filed with the Internal Revenue Service within 30 days after the date the shares are transferred to the participant. The Company is entitled to a Federal income tax deduction equal in amount to the amount includable as compensation in the gross income of the participant, subject to the requirements that the compensation be reasonable and not limited under Section 162(m) of the Code. The amount of taxable gain arising from a participant's sale of shares of restricted stock acquired pursuant to the 1998 Plan is equal to the excess of the amount realized on such sale over the sum of the amount paid, if any, for the stock and the compensation element included by the participant in taxable income.

     4. Other Tax Matters. If unmatured installments of Awards are accelerated as a result of a Change of Control (as defined in the 1998 Plan), any amounts received from the exercise by a participant of a stock option, the lapse of restrictions on restricted stock or the deemed satisfaction of conditions of performance-based awards may be included in determining whether or not a participant has received an "excess parachute payment" under Section 280G of the Code, which could result in (i) the imposition of a 20% Federal excise tax (in addition to Federal income tax) payable by the participant on certain payments of Common Stock or cash resulting from such exercise or deemed satisfaction of conditions of performance awards from such exercise or deemed satisfaction of conditions of performance awards or, in the case of restricted stock, on all or a portion of the fair market value of the shares on the date the restrictions lapse and (ii) the loss by the Company of a compensation deduction.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     BDO Seidman, LLP has audited and reported upon the financial statements of the Company for the fiscal year ended January 3, 1998. As has been the practice in previous years, the auditors who will examine and report upon the financial statements of the Company for the fiscal year ending January 2, 1999 will be appointed prior to commencement of the audit. A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

           STOCKHOLDER PROPOSALS FOR ANNUAL MEETING TO BE HELD IN 1999

     Stockholders who wish to present proposals appropriate for consideration at the Company's Annual Meeting of Stockholders to be held in 1999 must submit the proposal in proper form to the Company at its address set forth on the first page of this Proxy Statement not later than December 23, 1998 in order for the proposition to be considered for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.

                                OTHER INFORMATION

     Proxies for the Annual Meeting will be solicited by mail and through brokerage institutions and all expenses involved, including printing and postage, will be paid by the Company.

     A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE YEAR ENDED JANUARY 3, 1998 IS BEING FURNISHED HEREWITH TO EACH STOCKHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON THE RECORD DATE. COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE PROVIDED FOR A NOMINAL CHARGE UPON WRITTEN REQUEST TO:

                                 PRESSTEK, INC.
                              8-9 COMMERCIAL STREET
                           HUDSON, NEW HAMPSHIRE 03051
                             ATTENTION: JANE MILLER

     The Board of Directors is aware of no other matters, except for those incident to the conduct of the Annual Meeting, that are to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

                                             By order of the Board
                                             of Directors,

                                             Robert Howard
                                             Chairman of the Board
April 23, 1998

                                 PRESSTEK, INC.
                              8-9 Commercial Street
                           Hudson, New Hampshire 03051

        PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 28, 1998
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints RICHARD A. WILLIAMS and ROBERT E. VERRANDO, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of Presstek, Inc. on Thursday, May 28, 1998, at Ballrooms III and IV, at Crowne Plaza Manhattan, 1605 Broadway, New York, New York 10019 or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

1.   ELECTION OF DIRECTORS:
     |_|  FOR all nominees listed below
          (except as marked to the contrary below).

     |_|  WITHHOLD AUTHORITY
          to vote for all nominees listed below.

             Robert Howard, Richard A. Williams, Robert E. Verrando, Dr.
          Lawrence Howard, Bert DePamphilis, John W. Dreyer, John B. Evans
                                and Harold N. Sparks

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)



     2.   Approval of 1998 Stock Incentive Plan

          |_| FOR   |_| AGAINST    |_| ABSTAIN


                                    (continued and to be signed on reverse side)

     3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THOSE NOMINEES AND THE PROPOSALS LISTED ABOVE.


DATED: ________________________________, 1998


Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



                                                   -----------------------------
                                                              Signature


                                                   -----------------------------
                                                     Signature if held jointly

Please mark, sign, date and return this proxy card promptly using the enclosed envelope.

                                                                       EXHIBIT A

                                 PRESSTEK, INC.


                            1998 Stock Incentive Plan


Section 1.  Purpose; Definitions.

The purpose of the Presstek, Inc. 1998 Stock Incentive Plan is to enable Presstek, Inc. to offer to those of its employees and to the employees of its subsidiaries and other persons who are expected to contribute to the success of the Company, long term performance-based stock and/or other equity interests in the Company, thereby enhancing the Company's ability to attract, retain and reward such key employees or other persons, and to increase the mutuality of interests between those employees or other persons and the stockholders of Presstek, Inc.

For purposes of the Plan, the following terms shall be defined as set forth below:

     (a) "Board" means the Board of Directors of Presstek, Inc.

     (b) "Cause" shall have the meaning ascribed thereto in Section 5(b)(ix) below.

     (c) "Change of Control" shall have the meaning ascribed thereto in Section 9 below.

     (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

     (e) "Committee" means the Stock Incentive Committee of the Board or any other committee of the Board which the Board may designate.

     (f) "Company" means Presstek, Inc., a corporation organized under the laws of the State of Delaware.

     (g) "Deferred Stock" means Stock to be received, under an award made pursuant to Section 7 below, at the end of a specified deferral period.

     (h) "Disability" means disability as determined under procedures established by the Committee for purposes of the Plan.

     (i) "Early Retirement" means retirement, with the approval of the Committee for purposes of one or more award(s) hereunder, from active employment with the Company or any Parent or Subsidiary prior to age 65.

     (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended, as in effect from time to time.

     (k) "Fair Market Value", unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means, as of any given date: (i) if the principal market for the Stock is a national securities exchange or the National Association of Securities Dealers Automated Quotations System ("NASDAQ), the closing sales price of the Stock on such day as reported by such exchange or market system, or on a consolidated tape reflecting transactions on such exchange or market system, or (b) if the principal market for the Stock is not a national securities exchange and the Stock is not quoted on NASDAQ, the mean between the highest bid and lowest asked prices for the Stock on such day as reported by NASDAQ or the National Quotation Bureau, Inc.; provided that if clauses (a) and (b) of this paragraph are both inapplicable, or if no trades have been made or no quotes are available for such day, the Fair Market Value of the Stock shall be determined by the Board of Directors or the Committee, as the case may be, which determination shall be conclusive as to the Fair Market Value of the Stock.

     (l) "Incentive Stock Option" means any Stock Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

     (m) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

     (n) "Normal Retirement" means retirement from active employment with the Company or any Parent or Subsidiary on or after age 65.

     (o) "Other Stock-Based Award" means an award under Section 8 below that is valued in whole or in part by reference to, or is otherwise based upon, Stock.

     (p) "Parent" means any present or future parent of the Company, as such term is defined in Section 424(e) of the Code, or any successor thereto.

     (q) "Plan" means this Presstek, Inc. 1998 Stock Incentive Plan, as hereinafter amended from time to time.

     (r) "Restricted Stock" means Stock, received under an award made pursuant to Section 6 below, that is subject to restrictions under said Section 6.

     (s) "Retirement" means Normal Retirement or Early Retirement.

     (t) "Rule 16b-3" means Rule 16b-3 of the General Rules and Regulations under the Exchange Act, as in effect from time to time.

     (u) "Securities Act" means the Securities Act of 1933, as amended, as in effect from time to time.

     (v) "Stock" means the Common Stock of the Company, par value $.01 per share.

     (w) "Stock Option" or "Option" means any option to purchase shares of Stock which is granted pursuant to the Plan.

     (x) "Subsidiary" means any present or future subsidiary corporation of the Company, as such term is defined in Section 424(f) of the Code, or any successor thereto.

Section 2.  Administration.

The Plan shall be administered by the Board, or at its discretion, the Committee, the membership of which shall consist solely of two or more members of the Board, each of whom shall serve at the pleasure of the Board and shall be a "Non-Employee Director", as defined in Rule 16b-3, and an "outside director", as defined in Section 162(m) of the Code, and shall be at all times constituted so as not to adversely affect the compliance of the Plan with the requirements of Rule 16b-3 or with the requirements of any other applicable law, rule or regulation.

The Board or the Committee, as the case may be, shall have the authority to grant, pursuant to the terms of the Plan, to officers and other key employees or other persons eligible under Section 4 below: (i) Stock Options, (ii) Restricted Stock, (iii) Deferred Stock, and/or (iv) Other Stock-Based Awards.

For purposes of illustration and not of limitation, the Board or the Committee, as the case may be, shall have the authority (subject to the express provisions of this Plan):

          (i) to select the officers, other employees of the Company or any Parent or Subsidiary and other persons to whom Stock Options, Restricted Stock, Deferred Stock and/or Other Stock-Based Awards may be from time to time granted hereunder:

          (ii) to determine the Incentive Stock Options, NonQualified Stock Options, Restricted Stock, Deferred Stock and/or Other Stock-Based Awards, or any combination thereof, if any, to be granted hereunder to one or more eligible employees of the Company or any Parent or Subsidiary;

          (iii) to determine the number of shares of Stock to be covered by each award granted hereunder;

          (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, share price, any restrictions or limitations, and any vesting, acceleration or forfeiture provisions);

          (v) to determine the terms and conditions under which awards granted hereunder are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company or any Parent or Subsidiary outside of this Plan;

          (vi) to determine the extent and circumstances under which Stock and other amounts payable with respect to an award hereunder shall be deferred; and

          (vii) to substitute (A) new Stock Options for previously granted Stock Options, including previously granted Stock Options having higher option exercise prices and/or containing other less favorable terms, and (B) new awards of any other type for previously granted awards of the same type, including previously granted awards which contain less favorable terms.

Subject to Section 10 hereof, the Board or the Committee, as the case may be, shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any award issued under the Plan (and to determine the form and substance of all agreements relating thereto), and to otherwise supervise the administration of the Plan.

Subject to the express provisions of the Plan, all decisions made by the Board or the Committee, as the case may be, pursuant to the provisions of the Plan shall be made in the Board or the Committee's sole and absolute discretion and shall be final and binding upon all persons, including the Company, its Parent and Subsidiaries and the Plan participants.


Section 3.  Stock Subject to Plan.

The total number of shares of Stock reserved and available for distribution under the Plan shall be 3,000,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

If any shares of Stock that have been optioned cease to be subject to a Stock Option for any reason, or if any shares of Stock that are subject to any Restricted Stock award, Deferred Stock award or Other Stock-Based award are forfeited or any such award otherwise terminates without the issuance of such shares, such shares shall again be available for distribution under the Plan.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, extraordinary distribution with respect to the Stock or other change in corporate structure affecting the Stock, such substitution or adjustments shall be made in the aggregate number of shares of Stock reserved for issuance under the Plan, in the number and exercise price of shares of Stock subject to outstanding Options granted under the Plan, and in the number of shares of Stock subject to other outstanding awards granted under the Plan, as may be determined to be appropriate by the Board or the Committee, as the case may be, in order to prevent dilution or enlargement of rights; provided, however, that the number of shares of Stock subject to any award shall always be a whole number. Such adjusted exercise price shall also be used to determine the amount which is payable to the optionee upon the exercise by the Board or the Committee of the alternative settlement right which is set forth in
Section 5(b)(xi) below.

Subject to the provisions of the immediately preceding paragraph, the maximum numbers of shares subject to Options, Restricted Stock awards, Deferred Stock awards, and other Stock-Based awards to each of the Company's chief executive officer and the four other highest compensated executive officers, who are employed by the Company on the last day of any taxable year of the Company, shall be 500,000 shares during the term of the Plan.

Section 4.  Eligibility.

Officers and other employees of the Company or any Parent or Subsidiary (but excluding any person whose eligibility would adversely affect the compliance of the Plan with the requirements of Rule 16b-3) who are at the time of the grant of an award under the Plan employed by the Company or any Parent or Subsidiary and who are responsible for or contribute to the management, growth and/or profitability of the business of the Company or any Parent or Subsidiary, are eligible to be granted Options and awards under the Plan. In addition, Non-Qualified Stock Options and other awards may be granted under the Plan to any person, including, but not limited to, independent agents, consultants and attorneys who the Board or the Committee, as the case may be, believes has contributed or will contribute to the success of the Company. Eligibility under the Plan shall be determined by the Board or the Committee, as the case may be.

Section 5.  Stock Options.

     (a) Grant and Exercise. Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. Any Stock Option granted under the Plan shall contain such terms as the Board or the Committee, as the case may be, may from time to time approve. The Board or the Committee shall have the authority to grant to any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options, and they may be granted alone or in addition to other awards granted under the Plan. To the extent that any Stock Option is not designated as an Incentive Stock Option or does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock option. The grant of an Option shall be deemed to have occurred on the date on which the Board or the Committee, as the case may be, by resolution, designates an individual as a grantee thereof, and determines the number of shares of Stock subject to, and the terms and conditions of, said Option.

Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options or any agreement providing for Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under said Section 422.

     (b) Terms and Conditions. Stock Options granted under the Plan shall be subject to the following terms and conditions:

          (i) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Board or the Committee, as the case may be, at the time of grant but shall be not less than 100% (110%, in the case of an Incentive Stock Option granted to an optionee ("10% Stockholder") who, at the time of grant, owns Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Parent or its Subsidiaries) of the Fair Market Value of the Stock at the time of grant.

          (ii) Option Term. The term of each Stock Option shall be fixed by the Board or the Committee, as the case may be, but no Incentive Stock Option shall be exercisable more than ten years (five years, in the case of an Incentive Stock Option granted to a 10% Stockholder) after the date on which the Option is granted.

          (iii) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Board or the

     Committee, as the case may be, at the time of grant; provided, however, that except as otherwise provided in this Section 5 and Section 9 below, unless waived by the Board or the Committee at or after the time of grant, no Stock Options shall be exercisable prior to the first anniversary date of the grant of the Option. If the Board or the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, the Board or the Committee may waive such installment exercise provisions at any time at or after the time of grant in whole or in part, based upon such factors as the Board or the Committee shall determine.

          (iv) Method of Exercise. Subject to whatever installment, exercise and waiting period provisions are applicable in a particular case, Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares of Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price, which shall be in cash or, unless otherwise provided in the Stock Option agreement referred to in Section 5(b)(xii) below, in whole shares of Stock which are already owned by the holder of the Option or, unless otherwise provided in the Stock Option agreement referred to in Section 5(b)(xii) below, partly in cash and partly in such Stock. Cash payments shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; provided, however, that the Company shall not be required to deliver certificates for shares of Stock with respect to which an Option is exercised until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof. Payments in the form of Stock (which shall be valued at the Fair Market Value of a share of Stock on the date of exercise) shall be made by delivery of stock certificates in negotiable form which are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances. Except as otherwise expressly provided in the Plan or the Stock Option Agreement referred to in Section 5(b)(xii) below, no Option granted to an employee may be exercised at any time unless the holder thereof is then an employee of the Company or of a Parent or Subsidiary. The holder of an Option shall have none of the rights of a stockholder with respect to the shares subject to the Option until the optionee has given written notice of exercise, has paid in full for those shares of Stock and, if requested by the Board or the Committee, has given the representation described in Section 12(a) below.

          (v) Transferability; Exercisability. No Stock Option shall be transferable by the optionee other than by will or by the laws of descent and distribution, and all Stock

     Options shall be exercisable, during the optionee's lifetime, only by the optionee or his or her guardian or legal representative.

          (vi) Termination by Reason of Death. Subject to Section 5(b)(x) below, if an optionee's employment by the Company or any Parent or Subsidiary terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Board or the Committee, as the case may be, may determine at or after the time of grant, for a period of one year (or such other period as the Board or the Committee may specify at or after the time of grant) from the date of death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

          (vii) Termination by Reason of Disability. Subject to Section 5(b)(x) below, if an optionee's employment by the Company or any Parent or Subsidiary terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or on such accelerated basis as the Board or the Committee, as the case may be, may determine at or after the time of grant, for a period of one year (or such other period as the Board or the Committee may specify at or after the time of grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such one-year period (or such other period as the Board or the Committee shall specify at or after the time of grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

          (viii) Termination by Reason of Retirement. Subject to Section 5(b)(x) below, if an optionee's employment by the Company or any Parent or Subsidiary terminates by reason of Normal Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or on such accelerated basis as the Board or the Committee, as the case may be, may determine at or after the time of grant, for a period of one year (or such other period as the Board or the Committee may specify at or after the time of grant) from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such one-year period (or such other period as the Board or the Committee shall specify at or after the date of grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. If an optionee's employment with the Company or any Subsidiary terminates by reason of Early Retirement, the Stock Option shall thereupon terminate; provided, however, that if the Board or the Committee so approves at the time of Early Retirement, any Stock Option held by the optionee may thereafter be exercised by the optionee as provided above in connection with termination of employment by reason of Normal Retirement.

          (ix) Other Termination. Subject to the provisions of Section 12(g) below and unless otherwise determined by the Committee at or after the time of grant, if an optionee's employment by the Company or any Subsidiary terminates for any reason other than death, Disability or Retirement, the Stock Option shall thereupon automatically terminate, except that if the optionee is involuntarily terminated by the Company or a Subsidiary without Cause (as hereinafter defined), such Stock Option may be exercised for a period of thirty (30) days from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is the shorter. For purposes of the Plan, "Cause" shall mean (A) the conviction of the optionee of a felony under Federal law or the law of the state in which such action occurred, (B) dishonesty by the optionee in the course of fulfilling his or her employment duties, or (C) the willful and deliberate failure on the part of the optionee to perform his or her employment duties in any material respect.

          (x) Additional Incentive Stock Option Limitation. In the case of an Incentive Stock Option, the aggregate Fair Market Value of Stock (determined at the time of grant of the Option) with respect to which Incentive Stock Options are exercisable for the first time by an optionee during any calendar year (under all such plans of optionee's employer corporation and its Parent and Subsidiaries shall not exceed $100,000.

          (xi) Alternative Settlement of Option. Upon the receipt of written notice of exercise, the Board or the Committee, as the case may be, may elect to settle all or part of any Stock Option by paying to the optionee an amount, in cash or Stock (valued at Fair Market Value on the date of exercise), equal to the product of the excess of the Fair Market Value of one share of Stock on the date of exercise over the Option exercise price, multiplied by the number of shares of Stock with respect to which the optionee proposes to exercise the Option. Any such settlements which relate to Options which are held by optionees who are subject to Section 16(b) of the Exchange Act shall comply with any existing "window period" provisions of Rule 16b-3, to the extent applicable.

          (xii) Stock Option Agreement. Each grant of a Stock Option shall be confirmed by, and shall be subject to the terms of, an agreement executed by the Company and the participant.


Section 6.  Restricted Stock.

     (a) Grant and Exercise. Shares of Restricted Stock may be issued either alone or in addition to or in tandem with other awards granted under the Plan. The Board or the Committee, as the case may be, shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient, the time or times within which such awards may be subject to forfeiture (the "Restriction Period"), the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the awards.

     (b) Terms and Conditions. Each Restricted Stock award shall be subject to the following terms and conditions:

          (i) Restricted Stock, when issued, will be represented by a stock certificate or certificates registered in the name of the holder to whom such Restricted Stock shall have been awarded. During the Restriction Period, certificates representing the Restricted Stock and any securities constituting Retained Distributions (as defined below) shall bear a restrictive legend to the effect that ownership of the Restricted Stock (and such Retained Distributions), and the enjoyment of all rights related thereto, are subject to the restrictions, terms and conditions provided in the Plan and the Restricted Stock agreement referred to in Section 6(b)(iv) below. Such certificates shall be deposited by the holder with the Company, together with stock powers or other instruments of assignment, endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock and any securities constituting Retained Distributions that shall be forfeited or that shall not become vested in accordance with the Plan and the applicable Restricted Stock agreement.

          (ii) Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes, and the issuance thereof shall be made for at least the minimum consideration (if any) necessary to permit the shares of Restricted Stock to be deemed to be fully paid and nonassessable. The holder will have the right to vote such Restricted Stock, to receive and retain all regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute on such Restricted Stock and to exercise all other rights, powers and privileges of a holder of Stock with respect to such Restricted Stock, with the exceptions that (A) the holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Stock until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled; (B) the Company will retain custody of the stock certificate or certificates representing the Restricted Stock during the Restriction Period; (C) other than regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute, the Company will retain custody of all distributions ("Retained Distributions") made or declared with respect to the Restricted Stock (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested and with respect to which the Restriction Period shall have expired;
     (D) the holder may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Stock or any Retained Distributions during the Restriction Period; and (E) a breach of any of the restrictions, terms or conditions contained in the Plan or the Restricted Stock agreement referred to in Section 6(b)(iv) below, or otherwise established by the Board or the Committee, as the case may be, with respect to any Restricted Stock or Retained Distributions will cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto.

          (iii) Upon the expiration of the Restriction Period with respect to each award of Restricted Stock and the satisfaction of any other applicable restrictions, terms and conditions (A) all or part of such Restricted Stock shall become vested in accordance with the terms of the Restricted Stock agreement referred to in Section 6(b)(iv) below, and (B) any Retained Distributions with respect to such Restricted Stock shall become vested to the extent that the Restricted Stock related thereto shall have become vested. Any such Restricted Stock and Retained Distributions that do not vest shall be forfeited to the Company and the holder shall not thereafter have any rights with respect to such Restricted Stock and Retained Distributions that shall have been so forfeited.

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

          (iv) Each Restricted Stock award shall be confirmed by, and shall be subject to the terms of, an agreement executed by the Company and the participant.


Section 7.  Deferred Stock.

     (a) Grant and Exercise. Deferred Stock may be awarded either alone or in addition to or in tandem with other awards granted under the Plan. The Board or the Committee, as the case may be, shall determine the eligible persons to whom and the time or times at which Deferred Stock shall be awarded, the number of shares of Deferred Stock to be awarded to any person, the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the Deferred Stock will be deferred, and all the other terms and conditions of the awards.

     (b) Terms and Conditions. Each Deferred Stock award shall be subject to the following terms and conditions:

          (i) Subject to the provisions of this Plan and the Deferred Stock agreement referred to in Section 7(b)(vii) below, Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or the Additional Deferral Period referred to in Section 7(b)(vi) below, where applicable), share certificates shall be delivered to the participant, or his legal representative, in a number equal to the shares of Stock covered by the Deferred Stock award.

          (ii) As determined by the Board or the Committee, as the case may be, at the time of award, amounts equal to any dividends declared during the Deferral Period (or the Additional Deferral Period referred to in Section 7(b)(vi) below, where applicable) with respect to the number of shares covered by a Deferred Stock award may be paid to the participant currently or deferred and deemed to be reinvested in additional Deferred Stock.

          (iii) Subject to the provisions of the Deferred Stock agreement referred to in Section 7(b)(vii) below and this Section 7 and Section 12(g) below, upon termination of a participant's employment with the Company or any Parent or Subsidiary for any reason during the Deferral Period (or the Additional Deferral Period referred to in Section 7(b)(vi) below, where applicable) for a given award, the Deferred Stock in question will vest or be forfeited in accordance with the terms and conditions established by the Board or the Committee, as the case may be, at the time of grant.

          (iv) The Board or the Committee, as the case may be, may, after grant, accelerate the vesting of all or any part of any Deferred Stock award and/or waive the deferral limitations for all or any part of a Deferred Stock award.

          (v) In the event of hardship or other special circumstances of a participant whose employment with the Company or any Parent or Subsidiary is involuntarily terminated (other than for Cause), the Board or the Committee, as the case may be, may waive in whole or in part any or all of the remaining deferral limitations imposed hereunder or pursuant to the Deferred Stock agreement referred to in Section 7(b)(vii) below with respect to any or all of the participant's Deferred Stock.

          (vi) A participant may request to, and the Board or the Committee, as the case may be, may at any time, defer the receipt of an award (or an installment of an award) for an additional specified period or until a specified event (the "Additional Deferral Period"). Subject to any exceptions adopted by the Committee, such request must be made at least one year prior to expiration of the Deferral Period for such Deferred Stock award (or such installment).

          (vii) Each Deferred Stock award shall be confirmed by, and shall be subject to the terms of, an agreement executed by the Company and the participant.


Section 8.  Other Stock-Based Awards.

     (a) Grant and Exercise. Other Stock-Based Awards, which may include performance shares and shares valued by reference to the performance of the Company or any Parent or Subsidiary, may be granted either alone or in addition to or in tandem with Stock Options, Restricted Stock or Deferred Stock.

The Board or the Committee, as the case may be, shall determine the eligible persons to whom, and the time or times at which, such awards shall be made, the number of shares of Stock to be awarded pursuant to such awards, and all other terms and conditions of the awards. The Board or the Committee may also provide for the grant of Stock under such awards upon the completion of a specified performance period.

     (b) Terms and Conditions. Each Other Stock-Based Award shall be subject to the following terms and conditions:

          (i) Shares of Stock subject to an Other Stock-Based Award may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction or period of deferral lapses.

          (ii) The recipient of an Other Stock-Based Award shall be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares covered by the award, as determined by the Committee at the time of the award. The Board or the Committee, as the case may be, may provide that such amounts (if any) shall be deemed to have been reinvested in additional Stock.

          (iii) Any Other Stock-Based Award and any Stock covered by any Other Stock-Based Award shall vest or be forfeited to the extent so provided in the award agreement referred to in Section 8(b)(v) below, as determined by the Board or the Committee, as the case may be.

          (iv) In the event of the participant's Retirement, Disability or death, or in cases of special circumstances, the Board or the Committee, as the case may be, may waive in whole or in part any or all of the limitations imposed hereunder (if any) with respect to any or all of an Other Stock-Based award.

          (v) Each Other Stock-Based Award shall be confirmed by, and shall be subject to the terms of, an agreement executed by the Company and by the participant.


Section 9.  Change of Control Provisions.

     (a) A "Change of Control" shall be deemed to have occurred on the tenth day after:

          (i) any individual, firm, corporation or other entity, or any group (as defined in Section 13(d)(3) of the Exchange Act) becomes, directly or indirectly, the beneficial owner (as defined in the General Rules and Regulations of the Securities and Exchange Commission with respect to Sections 13(d) and 13(g) of the Exchange Act) of more than 25% of the then outstanding shares of the Company's capital stock entitled to vote generally in the election of directors of the Company; or

          (ii) the commencement of, or the first public announcement of the intention of any individual, firm, corporation or other entity or of any group (as defined in Section 13(d)(3) of the Exchange Act) to commence, a tender or exchange offer subject to Section 14(d)(1) of the Exchange Act for any class of the Company's capital stock; or

          (iii) the stockholders of the Company approve (A) a definitive agreement for the merger or other business combination of the Company with or into another corporation pursuant to which the stockholders of the Company do not own, immediately after the transaction, more than 50% of the voting power of the corporation that survives, or (B) a definitive agreement for the sale, exchange or other disposition of all or substantially all of the assets of the Company, or (C) any plan or proposal for the liquidation or dissolution of the Company; provided, however, that a "Change of Control" shall not be deemed to have taken place if beneficial ownership is acquired by, or a tender or exchange offer is commenced or announced by, the Company, any profit-sharing, employee ownership or other employee benefit plan of the Company, any trustee of or fiduciary with respect to any such plan when acting in such capacity, or by a person who is an officer or director of the Company on the effective date of the Plan, or by any group comprised solely of such persons and/or entities.

     (b) In the event of a "Change of Control" as defined in Section 9(a) above, awards granted under the Plan will be subject to the following provisions, unless the provisions of this Section 9 are suspended or terminated by an affirmative vote of a majority of the Board prior to the occurrence of such a "Change of Control":

          (i) all outstanding Stock Options which have been outstanding for at least six months shall become exercisable in full, whether or not otherwise exercisable at such time, and any such Stock Option shall remain exercisable in full thereafter until it expires pursuant to its terms; and

          (ii) all restrictions and deferral limitations contained in Restricted Stock awards, Deferred Stock awards and Other Stock Based Awards granted under the Plan shall lapse.

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

Section 10.  Amendments and Termination.

The Board may at any time, and from time to time, amend any of the provisions of the Plan, and may at any time suspend or terminate the Plan; provided, however, that no such amendment shall be effective unless and until it has been duly approved by the holders of the outstanding shares of Stock if the failure to obtain such approval would adversely affect the compliance of the Plan with the requirements of Rule 16b-3 of the Exchange Act, as in effect from time to time, or with the requirements of any other applicable law, rule or regulation. The Board or the Committee, as the case may be, may amend the terms of any Stock Option or other award theretofore granted under the Plan; provided, however, that subject to Section 3 above, no such amendment may be made by the Board or the Committee which in any material respect impairs the rights of the optionee or participant without the optionee's or participant's consent, except for such amendments which are made to cause the Plan to qualify for the exemption provided by Rule 16b-3.


Section 11.  Unfunded Status of Plan.

The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company.


Section 12.  General Provisions.

     (a) The Board or the Committee, as the case may be, may require each person acquiring shares of Stock pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the optionee or participant is acquiring the shares for investment without a view to distribution thereof.

All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Board or the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or association upon which the Stock is then listed or traded, any applicable Federal or state securities law, and any applicable corporate law, and the Board or the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (b) Nothing contained in the Plan shall prevent the Board from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the granting of stock options and the awarding of stock and cash otherwise than under the Plan; and such arrangements may be either generally applicable or applicable only in specific cases.

     (c) Nothing contained in the Plan or in any award hereunder shall be deemed to confer upon any employee of the Company or any Parent or Subsidiary any right to continued employment with the Company or any Parent or Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any of its employees at any time.

     (d) Not later than the date as of which an amount first becomes includable in the gross income of the participant for Federal income tax purposes with respect to any Option or other award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Board or the Committee, as the case may be, regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. If permitted by the Board or the Committee, tax withholding or payment obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional upon such payment or arrangements and the Company or the participant's employer (if not the Company) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant from the Company or any Subsidiary.

     (e) The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to choice of law provisions).

     (f) Any Stock Option granted or other award made under the Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Parent or Subsidiary and shall not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation (unless required by specific reference in any such other plan to awards under this Plan).

     (g) A leave of absence, unless otherwise determined by the Board or the Committee, as the case may be, prior to the commencement thereof, shall not be considered a termination of employment. Any Stock Option granted or awards made under the Plan shall not be affected by any change of employment, so long as the holder continues to be an employee of the Company or any Parent or Subsidiary.

     (h) Except as otherwise expressly provided in the Plan or in any Stock Option agreement, Restricted Stock agreement, Deferred Stock agreement or any Other Stock-Based Award agreement, no right or benefit under the Plan may be alienated, sold, assigned, hypothecated, pledged, exchanged, transferred, encumbranced or charged, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be subject to the debts, contracts or liabilities of the person entitled to such benefit.

     (i) The obligations of the Company with respect to all Stock Options and awards under the Plan shall be subject to (A) all applicable laws, rules and regulations, and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of a registration statement under the Securities Act, and (B) the rules and regulations of any securities exchange or association on which the Stock may be listed or traded.

     (j) If any of the terms or provisions of the Plan conflict with the requirements of Rule 16b-3 as in effect from time to time, or with the requirements of any other applicable law, rule or regulation, and with respect to Incentive Stock Options, Section 422 of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of said Rule 16b-3, and with respect to Incentive Stock Options,
Section 422 of the Code. With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out at length herein.

     (k) The Board or the Committee, as the case may be, may terminate any Stock Option or other award made under the Plan if a written agreement relating thereto is not executed and returned to the Company within 30 days after such agreement has been delivered to the optionee or participant for his or her execution.

Section 13.  Effective Date of Plan.

The Plan shall be effective as of April 6, 1998, subject to the approval of the Plan by the holders of the Stock at a meeting of stockholders held within one year after the effective date. Any grants of Stock Options or other awards under the Plan prior to such approval shall be effective when made (unless otherwise specified by the Committee at the time of grant), but shall be conditioned upon, and subject to, such approval of the Plan by the Company's stockholders (and no Stock Options may be exercised, and no awards of Restricted Stock, Deferred Stock or Other Stock-Based Awards shall vest or otherwise become free of restrictions, prior to such approval).


Section 14.  Term of Plan.

No Stock Option, Restricted Stock award, Deferred Stock award or Other Stock-Based Award shall be granted pursuant to the Plan on or after the tenth anniversary of the effective date of the Plan, but awards granted prior to such tenth anniversary may extend beyond that date.




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